B. BRUCE FREITAG
                                                  Attorney at Law
                                                39 Sackerman Avenue
                                          North Haledon, New Jersey 07506
                                               ---------------------

                                              Telephone 973 238 1909
                                              Telecopier 973 238 1910


                                                              April 9, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re; Health-Pak, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

         I have been requested by Health-Pak, Inc., a Delaware Corporation, (the "Company") to furnish you with my opinion as to the matters hereinafter set forth in connection with a Registration Statement on Form S-8 (the "Registration Statement") covering an aggregate issue of a total of 825,000 shares of the Company's Common Stock, $0.002 par value (the "Common Stock") in the following manner:

                  50,000 shares of common stock to be issued to Arnold Parnell in consideration of Mr. Parnell's agreement to perform certain internet consulting services for the Company.

                  200,000 Common Stock Purchase Warrants exercisable at $1.00 per share issued to Mr. Parnell in connection with his agreement to perform consulting services for the Company.

                  200,000 shares of Common Stock underlying the 200,000 Warrants exercisable at $1.00 per share as described above.

                  100,000 Common Stcok Purchase Warrants exercisable at $3.00 per share also issued to Mr. Parnell in connection with his agreement to perform consulting sefvices to the Company.

                  100,000 shares of Common Stock underlying the 100,000 Warrants exercisable at $3.000 per share as described above.

                  100,000 Common Stock Purchase Warrants exercisable at $5.00 per share also issued to Mr. Parnell in connection with his agreement to perform consulting services to the Company.

                  100,000 shares of Common Stock underlying the 100,000 Warrants exercisable at $5.00 per share as desdcribed above.

                  375,000 additional shares of Common Stock to be issued to Elena Sordia in consideration of her agreement to perform consulting services for the Company.

         I have been advised by the Company that the consulting agreements (the "Consulting Agreements") under which the above described shares of Common Stock of the Company, the Common Stock Purchase Warrants and the shares of Common Stock underlying the Common Stock Purchase Warrants were issued require each of the recipients to perform specified services for the Company and to devote, in the case of each recipient, a minimum of 40% of their time to the consulting services for the Company. In the case of Mr. Parell, he is to perform internet marketing services for the Company, including the preparation of all software and network design for its marketing program on Health-Pak.Com during the term of the agreement and in the case of Ms. Elena Sordia, she is to perform certain marketing consulting services in Russia in connection with the opening of markets for the Company's products in Europe and Russia during the term of the agreement.

         In the case of Mr. Parnell, the agreement is for the term of eight months, and in the case of Ms. Sordia, the term is one year.

         All of the shares of Common Stock underlying the Common Stock Purchase Warrants will be issued in consideration of an exercise price to be paid to the Company from $1.00 per share to $5.00 per share.

         The Company is a reporting Company under Section 13 or 15(d) and has filed all of its reports to date and is not in default of its filing requirements.

         Although the Common Stock Purchase Warrants are not covered in the Registration Statement, they are the basis (i.e. the consideration) for the issuance of approximately 400,000 shares of the Common Stock of the Company.

                                                      Opinion

         In connection with this opinion I have examined such documents as I have deemed necessary to enable me to render the opinion hereinafter expressed. Based upon and subject to the foregoing I am of the opinion that:

                  (a) The shares of Common Stock issued under the requirements of the two consulting agreements will be fully paid and non-assessable shares of Common Stock of the Company upon the execution of the consulting agreements.


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                  (b) The shares of Common  Stock  underlying  the Common  Stock
Purchase Warrants will be fully paid and non-assessable shares of Common Stock of the Company when and as the exercise price for the Warrants is paid to the Company.

 the shares of Common Stock  underlying the options granted when issued upon the
exercise  of  such   options  will  be  legally   authorized,   fully  paid  and
non-assessable.

         I render no opinion as to the laws of any jurisdiction other than the internal laws of the State of New York and the laws of Delaware.

         I hereby consent to the use of this opinion as an Exhibit to the Company's Registration Statement on Form S-8.

                                                             Very truly yours,







                                                          B. Bruce Freitag
BBF:emk

                                                            January 24, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re; Health-Pak, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

         I have been requested by Health-Pak, Inc., a Delaware Corporation, (the "Company") to furnish you with my opinion as to the matters hereinafter set forth in connection with a Registration Statement on Form S-8 (the "Registration Statement") covering an aggregate issue of 3,000,000 shares of the Company's Common Stock, $0.002 par value (the "Common Stock"). I have been advised by the Company that these shares are to be issued pursuant to the exercise of certain options granted to two (2) consultants for the Company pursuant to the terms of certain consulting agreements entered into between the Company, on the one part, and Silver Lakes Holding Inc. and Clove Lake Consultants, Inc. on the other part (hereinafter collectively called the "Consulting Agreements").

         In connection with this opinion I have examined such documents as I have deemed necessary to enable me to render the opinion hereinafter expressed. Based upon and subject to the foregoing I am of the opinion that the shares of Common Stock underlying the options granted when issued upon the exercise of such options will be legally authorized, fully paid and non-assessable.

         I render no opinion as to the laws of any jurisdiction other than the internal laws of the State of New York and the laws of Delaware.

         I hereby consent to the use of this opinion as an Exhibit to the Company's Registration Statement on Form S-8.

                                                        Very truly yours,


                                                         B. Bruce Freitag
BBF:emk